EXHIBIT 99.1

MKS Instruments Reports First Quarter 2022 Financial Results

•	Revenue of $742 million, up 7% year-over-year

•	GAAP net income of $143 million, up 17% year-over-year

•	Non-GAAP net earnings of $151 million, up 6% year-over-year

•	Has become the market share leader in RF Power Supplies

•	Successful re-syndication of Atotech Limited acquisition financing

Andover, MA, April 26, 2022 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported first quarter 2022 financial results.

“I am pleased with how we executed in the first quarter, delivering profitability above our expectations, despite industry supply chain challenges and rising input costs,” said John T.C. Lee, President and Chief Executive Officer. “In our Semiconductor Market, while supply chain constraints are continuing to limit our full revenue potential, demand across our portfolio remains very strong and we are focused on driving technology enablement for our customers. In fact, as evidenced by critical subsystem market share gains reported by TechInsights, customer engagement with MKS has grown – and we are particularly proud of becoming the market leader in RF Power Supplies.”

Mr. Lee added, “In our Advanced Electronics and Specialty Industrial Markets, which we previously referred to together as our Advanced Markets, revenue from our Advanced Electronics Market was negatively impacted by industry softness in Flex PCB capital equipment spending, while we saw steady demand in our Specialty Industrial Market.”

“We remain very excited about the long-term opportunities across our portfolio, and look forward to closing our acquisition of Atotech Limited, and welcoming their world class team to MKS,” said Mr. Lee.

“We delivered better than expected Non-GAAP operating margin, which is a clear reflection of our ability to control costs despite rising inflationary pressures, while remaining focused on targeted investments to drive long-term organic growth,” said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer.

Mr. Bagshaw added, “We are also pleased to have successfully re-syndicated our debt financing in connection with our pending acquisition of Atotech Limited. The syndication was substantially oversubscribed, which demonstrates lenders’ belief in the strong credit profile of the combined company.”

New End Market Categories

Beginning with the first quarter of 2022, MKS changed how it presents revenue to better represent the end markets it serves and to enable investors to better understand the key drivers of its business. MKS has divided what it previously categorized as Advanced Markets into two separate end markets, Advanced Electronics and Specialty Industrial. The Advanced Electronics end market represents revenue generated from PCB, Solar, Display and Electronic Component applications. The Specialty Industrial end market represents revenue generated from Industrial, Life and Health Sciences, and Research and Defense applications. MKS’ Semiconductor end market remains unchanged. MKS historical revenue with updated end market categories can be found on the Investor Relations section of the MKS website.

Successful Re-syndication of Atotech Limited Acquisition Financing

On April 11, 2022, MKS successfully re-syndicated its debt financing, following the expiration of the previous syndication. The updated financing includes a Term Loan B with a $3.6 billion USD tranche and a €600 million Euro tranche, both of which were substantially oversubscribed. The USD tranche has a spread of 275 basis points over adjusted Term SOFR with a 50-basis point floor and the Euro tranche has a spread of 300 basis points over EURIBOR with a 0-basis point floor. MKS also diversified its lending base by adding a $1.0 billion Term Loan A with a spread of 250 basis points over adjusted Term SOFR with a 0-basis point floor. The Term Loan B loans priced with an original issue discount of 98 and the Term Loan A priced with an original issue discount of 99.75. Funding will coincide with the close of the pending acquisition of Atotech Limited (“Atotech”).

Second Quarter 2022 Outlook

Based on current business levels and certain supply chain constraints and excluding any contribution from Atotech, the Company expects revenue in the second quarter of 2022 of $730 million, plus or minus $30 million. At these volumes, the Company expects Non-GAAP net earnings per diluted share of $2.28, plus or minus $0.24.

Conference Call Details

A conference call with management will be held on Wednesday, April 27, 2022 at 8:30 a.m. (Eastern Time). To access a live webcast of the conference call and related presentation materials management will refer to during the call, visit MKS’ website at mksinst.com and click on Company – Investor Relations. The webcast and related presentation materials will be listed in the calendar of events. To participate by telephone, please dial (877) 212-6076 for domestic callers or +1 (707) 287-9331 for international callers, provide the operator with Conference ID 5029989 and access the presentation materials on MKS’ website. Participants are asked to access the live webcast or dial in at least 15 minutes in advance to ensure a timely connection. An archive of the webcast and related presentation materials will be available on MKS’ website.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, systems, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, electronic control technology, reactive gas generation and delivery, power generation and delivery, vacuum technology, temperature sensing, lasers, photonics, optics, precision motion control, vibration control and laser-based manufacturing systems solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. We primarily serve the semiconductor, advanced electronics and specialty industrial markets. Additional information can be found at mksinst.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP gross margin, operating expenses, interest expense, net, tax rate, net earnings and net earnings per diluted share to the most directly comparable GAAP financial measures because it is unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, acquisition and integration costs, acquisition inventory step-up, amortization of intangible assets, restructuring and other expense, asset impairment, debt issuance costs and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our pending acquisition of Atotech and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Q1 2022	Q4 2021	Q1 2021
Net Revenues
Semiconductor	$488	$495	$412
Advanced Electronics	82	96	115
Specialty Industrial	172	173	167

Total net revenues	$742	$764	$694
GAAP Financial Measures
Operating margin	23.1%	23.8%	22.4%
Net income	$143	$150	$122
Diluted EPS	$2.57	$2.69	$2.20
Non-GAAP Financial Measures
Operating margin	25.6%	27.1%	25.8%
Net earnings	$151	$168	$143
Diluted EPS	$2.71	$3.02	$2.56

First Quarter 2022 Financial Results

Net revenues in the first quarter of 2022 were $742 million, a sequential decrease of 3% from $764 million in the fourth quarter of 2021, and a year-over-year increase of 7% from $694 million in the first quarter of 2021. Net revenues in the Semiconductor Market were $488 million in the first quarter of 2022, a sequential decrease of 1% and year-over-year increase of 19%. Net revenues in the Advanced Electronics Market were $82 million in the first quarter of 2022, a sequential decrease of 15% and year-over-year decrease of 29% with the decreases driven by softer industry demand for Flexible PCB via drilling equipment. Net revenues in the Specialty Industrial Market were $172 million in the first quarter of 2022, a sequential decrease of 1% and year-over-year increase of 2%.

Net income in the first quarter of 2022 was $143 million, or $2.57 per diluted share, compared to net income of $150 million, or $2.69 per diluted share, in the fourth quarter of 2021, and $122 million, or $2.20 per diluted share, in the first quarter of 2021.

Non-GAAP net earnings were $151 million, or $2.71 per diluted share, in the first quarter of 2022, compared to $168 million, or $3.02 per diluted share, in the fourth quarter of 2021, and $143 million, or $2.56 per diluted share, in the first quarter of 2021.

Additional Financial Information

At March 31, 2022, the Company had $1.1 billion in cash and short-term investments, $822 million of secured term loan principal outstanding and $100 million of incremental borrowing capacity under an asset-based line of credit, subject to certain borrowing base requirements. During the first quarter of 2022, the Company paid a cash dividend of $12 million or $0.22 per diluted share.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS” or the “Company”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are manufacturing and sourcing risks, including the impact and duration of supply chain disruptions, component shortages and price increases, the ability of MKS to complete its acquisition of Atotech, the terms of MKS’ existing term loan, the terms and availability of financing for the Atotech acquisition, the substantial indebtedness MKS expects to incur in connection with the Atotech acquisition and the need to generate sufficient cash flows to service and repay such debt, MKS’ entry into Atotech’s chemicals technology business, in which MKS does not have experience and which may expose it to significant additional liabilities, the risk of litigation relating to the Atotech acquisition, the risk that disruption from the Atotech acquisition materially and adversely affects the respective businesses and operations of MKS and Atotech, the ability of MKS to realize the anticipated synergies, cost savings and other benefits of the Atotech acquisition, competition from larger or more established companies in MKS’ and Atotech’s respective markets, the ability of MKS to successfully grow its business and the businesses of Atotech, Photon Control Inc., which it acquired in July 2021, and Electro Scientific Industries, Inc., which it acquired in February 2019, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Atotech acquisition, conditions affecting the markets in which MKS and Atotech operate, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, and fluctuations in sales to MKS’ and Atotech’s major customers, the ability to anticipate and meet customer demand, the challenges, risks and costs involved with integrating the operations of the companies we have acquired, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent Quarterly Reports on Form 10-Q, as filed with the SEC. Additional risk factors may be identified from time to time in MKS’ future filings with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net revenues:
Products	$648	$668	$605
Services	94	96	89

Total net revenues	742	764	694
Cost of revenues:
Products	360	359	323
Services	48	50	49

Total cost of revenues	408	409	372
Gross profit	334	355	322
Research and development	52	51	47
Selling, general and administrative	92	97	96
Acquisition and integration costs	8	9	6
Restructuring and other	2	1	5
Amortization of intangible assets	15	15	12
Gain on sale of long-lived assets	(7)	—	—

Income from operations	172	182	156
Interest expense	6	6	6
Other (income) expense, net	(5)	(3)	2

Income before income taxes	171	179	148
Provision for income taxes	28	29	26

Net income	$143	$150	$122

Net income per share:
Basic	$2.58	$2.71	$2.21
Diluted	$2.57	$2.69	$2.20
Cash dividend per common share	$0.22	$0.22	$0.20
Weighted average shares outstanding:
Basic	55.6	55.5	55.3
Diluted	55.8	55.7	55.6

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In millions)

	March 31,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$1,011	$966
Short-term investments	42	76
Trade accounts receivable, net	480	443
Inventories	636	577
Other current assets	89	85

Total current assets	2,258	2,147
Property, plant and equipment, net	331	326
Right-of-use assets	180	184
Goodwill	1,227	1,228
Intangible assets, net	561	576
Other assets	92	79

Total assets	$4,649	$4,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$12	$9
Accounts payable	173	168
Accrued compensation	72	132
Income taxes payable	32	25
Lease liabilities	19	18
Deferred revenue and customer advances	46	37
Other current liabilities	82	71

Total current liabilities	436	460
Long-term debt, net	806	808
Non-current deferred taxes	103	99
Non-current accrued compensation	48	49
Non-current lease liabilities	189	193
Other liabilities	40	44

Total liabilities	1,622	1,653

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	909	907
Retained earnings	2,122	1,991
Accumulated other comprehensive loss	(4)	(11)

Total stockholders’ equity	3,027	2,887

Total liabilities and stockholders’ equity	$4,649	$4,540

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Cash flows from operating activities:
Net income	$143	$150	$122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28	28	24
Unrealized loss (gain) on derivatives not designated as hedging instruments	3	(3)	—
Gain on sale of long-lived assets	(7)	—	—
Stock-based compensation	8	9	10
Provision for excess and obsolete inventory	4	3	5
Deferred income taxes	(2)	(6)	10
Other	—	2	—
Changes in operating assets and liabilities	(136)	11	(44)

Net cash provided by operating activities	41	194	127

Cash flows from investing activities:
Purchases of investments	—	—	(185)
Maturities of investments	35	135	95
Sales of investments	—	35	108
Proceeds from sale of long-lived assets	7	—	—
Purchases of property, plant and equipment	(19)	(23)	(27)

Net cash provided by (used in) investing activities	23	147	(9)

Cash flows from financing activities:
Net proceeds from short and long-term borrowings	3	—	1
Payments of short and long-term borrowings	(2)	(2)	(8)
Dividend payments	(12)	(12)	(11)
Net (payments) proceeds related to employee stock awards	(6)	11	(5)

Net cash used in financing activities	(17)	(3)	(23)

Effect of exchange rate changes on cash and cash equivalents	(2)	(5)	(3)

Increase in cash and cash equivalents	45	333	92
Cash and cash equivalents at beginning of period	966	633	608

Cash and cash equivalents at end of period	$1,011	$966	$700

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net income	$143	$150	$122
Acquisition and integration costs (Note 1)	8	9	6
Restructuring and other (Note 2)	2	1	5
Amortization of intangible assets	15	15	12
Gain on sale of long-lived assets (Note 3)	(7)	—	—
Currency hedge gain (Note 4)	(5)	(3)	—
Windfall tax benefit on stock-based compensation (Note 5)	(1)	—	(1)
Withholding tax related to Brexit (Note 6)	—	—	3
Tax effect of Non-GAAP adjustments (Note 7)	(4)	(4)	(4)

Non-GAAP net earnings	$151	$168	$143

Non-GAAP net earnings per diluted share	$2.71	$3.02	$2.56

Weighted average diluted shares outstanding	55.8	55.7	55.6

Net cash provided by operating activities	$41	$194	$127
Purchases of property, plant and equipment	(19)	(23)	(27)

Free cash flow	$22	$171	$100

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
GAAP and Non-GAAP gross margin	45.0%	46.4%	46.4%

Operating expenses	162	$173	$166
Acquisition and integration costs (Note 1)	8	9	6
Restructuring and other (Note 2)	2	1	5
Gain on sale of long-lived assets (Note 3)	(7)	—	—
Amortization of intangible assets	15	15	12

Non-GAAP operating expenses	$144	$148	$143

Income from operations	$172	$182	$156
Acquisition and integration costs (Note 1)	8	9	6
Restructuring and other (Note 2)	2	1	5
Gain on sale of long-lived assets (Note 3)	(7)	—	—
Amortization of intangible assets	15	15	12

Non-GAAP income from operations	$190	$207	$179

Non-GAAP operating margin	25.6%	27.1%	25.8%

GAAP and Non-GAAP interest expense, net	$6	$6	$6

Net income	$143	$150	$122
Interest expense, net	6	6	6
Provision for income taxes	28	29	26
Depreciation	13	13	12
Amortization of intangible assets	15	15	12

EBITDA	$205	$213	$178

Stock-based compensation	8	9	10
Acquisition and integration costs (Note 1)	8	9	6
Restructuring and other (Note 2)	2	1	5
Gain on sale of long-lived assets (Note 3)	(7)	—	—
Currency hedge gain (Note 4)	(5)	(3)	—

Adjusted EBITDA	$211	$229	$199

Adjusted EBITDA margin	28.4%	29.9%	28.7%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended March 31, 2022			Three Months Ended December 31, 2021
	Income Before	Provision	Effective	Income Before	Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$171	$28	16.3%	$179	$29	15.9%
Acquisition and integration costs (Note 1)	8	—		9	—
Restructuring and other (Note 2)	2	—		1	—
Amortization of intangible assets	15	—		15	—
Gain on sale of long-lived assets (Note 3)	(7)	—		—	—
Currency hedge gain (Note 4)	(5)	—		(3)	—
Windfall tax benefit on stock-based compensation (Note 5)	—	1		—	—
Tax effect of Non-GAAP adjustments (Note 7)	—	4		—	4

Non-GAAP	$184	$33	17.8%	$201	$33	16.3%

	Three Months Ended March 31, 2021
	Income Before	Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate
GAAP	$148	$26	17.5%
Acquisition and integration costs (Note 1)	6	—
Restructuring and other (Note 2)	5	—
Amortization of intangible assets	12	—
Windfall tax benefit on stock-based compensation (Note 5)	—	1
Withholding tax related to Brexit (Note 6)	—	(3)
Tax effect of Non-GAAP adjustments (Note 7)	—	4

Non-GAAP	$171	$28	17.0%

MKS Instruments, Inc.

Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Note 1: Acquisition and integration costs during the three months ended March 31, 2022 and December 31, 2021 primarily related to our pending acquisition of Atotech announced on July 1, 2021. Acquisition and integration costs during the three months ended March 31, 2021 primarily related to our proposed acquisition of Coherent, Inc.

Note 2: Restructuring and other costs during the three months ended March 31, 2022 and December 31, 2021 primarily related to the closure of a facility in Europe and the pending closure of another facility in Europe. Restructuring and other costs during the three months ended March 31, 2021 primarily related to severance costs due to a global cost saving initiative and duplicate facility costs attributed to entering into new leases.

Note 3: We recorded a gain on the sale of a minority interest investment in a private company.

Note 4: We realized a gain of $5 million and $3 million in the three months ended March 31, 2022 and December 31, 2021, respectively, from a currency contract used to hedge our financing in connection with the pending acquisition of Atotech. The contract expired on January 31, 2022.

Note 5: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 6: We recorded additional withholding taxes on inter-company undistributed earnings following the United Kingdom’s withdrawal from the European Union.

Note 7: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.